Exhibit 99.1

FOR IMMEDIATE RELEASE

The RMR Group Enters New $100 Million Revolving Credit Facility

New Facility Enhances Financial Flexibility to Invest in Private Capital Initiatives

Newton, MA (January 22, 2025): The RMR Group (Nasdaq: RMR) today announced that it has entered into a new $100 million senior secured revolving credit facility. The initial maturity date of the new credit facility is January 22, 2028, and it includes a one-year extension at RMR’s option, subject to payment of extension fees and satisfaction of other customary conditions. Amounts drawn under the new credit facility bear interest at a variable rate based on SOFR plus a margin of 2.25% per annum. Undrawn amounts under the new credit facility incur a fee of 0.50% per annum. The new credit facility is secured by substantially all of the assets of RMR and will be used for general corporate purposes.

Matthew Jordan, Executive Vice President and Chief Financial Officer of RMR, made the following statement:

“We appreciate the support of our bank group and their commitments to RMR. While RMR generates robust cash flow and has ample cash on hand to fund potential investments in the near term, this credit facility provides us with greater financial flexibility as we continue to invest in our private capital initiatives and position RMR to capitalize on long term growth opportunities.”

As part of its strategic initiative to expand its private capital business, over the past year RMR acquired a residential platform with private capital assets under management of more than $5 billion and began to seed a private capital residential portfolio, closing its first multifamily investment for a purchase price of $70 million. Additionally, RMR created a private capital debt vehicle, currently consisting of $67 million in aggregate loan commitments.

Citibank, N.A. is the Administrative and Collateral Agent for the new credit facility. Citibank, N.A., Bank of America, N.A. and PNC Bank, National Association are the Joint Lead Arrangers.

About The RMR Group

The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by over 1,000 real estate professionals in more than 35 offices nationwide who manage nearly $41 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit rmrgroup.com.

WARNING REGARDING FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering,” and negative or derivatives of these or similar expressions. Forward-looking statements include, without limitation, statements regarding our business strategy and related benefits, our performance, plans, expectations and objectives and our ability to capitalize on additional growth opportunities. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. For example, there can be no assurance that:

•	RMR will continue to generate robust cash flow and have ample cash on hand to fund potential investments in the near term;

•	the borrower will satisfy certain financial covenants and other credit facility conditions to enable it to borrow under the new credit facility;

•	the borrower will satisfy certain customary conditions to exercise the option to extend the maturity date of the new credit facility subject to the payment of an extension fee; and

•	actual costs under the new credit facility will not be higher than expected due to fees and expenses associated with such debt.

These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in RMR’s periodic filings. The information contained in RMR’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. RMR’s filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, RMR undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 796-8230

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